SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                               ------------------







                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




     Date of Report (Date of earliest event reported):  March 16, 1998





                              CARDINAL HEALTH, INC.
               (Exact Name of Registrant as Specified in Charter)



             OHIO                    0-12591             31-0958666
        (State Or Other            (Commission          (IRS Employer
        Jurisdiction Of            File Number)      Identification No.)
        Incorporation)




                 5555 GLENDON COURT, DUBLIN, OHIO          43016
              (Address of Principal Executive Offices)   (Zip Code)





     Registrant's telephone number, including area code  (614) 717-5000





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ITEM 5.    OTHER EVENTS.


           On March 16, 1998, Cardinal Health, Inc., an Ohio corporation ("Cardinal"), Bruin Merger Corp., a New Jersey corporation and a wholly owned subsidiary of Cardinal ("Subcorp"), and Bergen Brunswig Corporation, a New Jersey corporation ("Bergen"), entered into the First Amendment (the "First Amendment to the Merger Agreement") to the Agreement and Plan of Merger, dated as of August 23, 1997, by and among Cardinal, Subcorp and Bergen (prior to any amendment, the "Original Merger Agreement"). The First Amendment to the Merger Agreement, among other things, amends certain of the termination provisions of the Original Merger Agreement. The First Amendment to the Merger Agreement is filed as Exhibit 99.1 hereto and is incorporated herein by reference. The foregoing description of the Merger Agreement is qualified in its entirety by reference to such Exhibit.



ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.


           (c)  Exhibits.


           The following exhibit is filed as part of this report:


99.1 First Amendment to the Agreement and Plan of Merger, dated as of August 23, 1997, by and among Cardinal Health, Inc., Bruin Merger Corp. and Bergen Brunswig Corporation, made as of March 16, 1998

                                   SIGNATURES





           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    CARDINAL HEALTH, INC.



Date:  March 17, 1998               By:  /s/ George H. Bennett, Jr.
                                         --------------------------
                                         George H. Bennett, Jr.
                                         Executive Vice President,
                                          General Counsel and Secretary

                                  EXHIBIT INDEX



Exhibit
Number          Description


99.1 First Amendment to the Agreement and Plan of Merger, dated as of August 23, 1997, by and among Cardinal Health, Inc., Bruin Merger Corp. and Bergen Brunswig Corporation, made as of March 16, 1998